Exhibit 1.01

CONFLICT MINERALS REPORT

May 18, 2023

Section I: Introduction and Company Overview

This Conflict Minerals Report is presented to comply with Securities and Exchange Commission Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”). Deere & Company (“Company”) and its subsidiaries (collectively, “John Deere”) manufacture and distribute agriculture and turf and construction and forestry equipment and parts. For the period from January 1 to December 31, 2022 (“Reporting Period”), certain components and parts of John Deere’s equipment products contained columbite-tantalite (coltan) (or its derivative tantalum), gold, wolframite (or its derivative tungsten), and/or cassiterite (or its derivative tin) (collectively, “conflict minerals”) necessary to the production or functionality of such equipment.

As part of its efforts, the Company has adopted a policy (“Conflict Minerals Policy”) providing a common set of principles for the sourcing of conflict minerals. In accordance with the SEC Rule, the Company implemented a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any conflict minerals necessary to the production or functionality of its products (“In-Scope Components”) have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”) or have not come from recycled or scrap sources.

As described in Section II below, the Company identified its In-Scope components and conducted a RCOI, which included the Company’s Conflict Minerals Policy, initial component assessment, and identification of suppliers providing In-Scope Components. The supplier survey used the Conflict Minerals Reporting Template (“CMRT”) which is the current industry standard for collecting conflict minerals RCOI data from upstream companies. Smelter data along with supplier responses indicated the need to execute due diligence as outlined in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidelines”).

The Company’s due diligence procedures described in Sections III and IV conform, in all material respects, with the framework set forth in the OECD Guidelines and the related supplements for gold and for tin, tantalum and tungsten. The due diligence procedures are implemented and maintained throughout the Company’s supply chain. In accordance with the Company’s Conflict Minerals Policy, the SEC Rule and the OECD Guidelines, the Company has established a due diligence process with the following key components: (1) internal supply management systems and controls; (2) identification and assessment of conflict minerals risk in the supply chain; (3) strategies to address identified risks within the supply chain; and (4) independent audit procedures as required by the SEC Rule. The Company performs due diligence procedures described below on its In-Scope Components.

Sections III and IV of this report also describe the due diligence procedures performed by the Company on the source and chain of custody of In-Scope Components for the Reporting Period. Section V describes the results of the due diligence procedures, Section VI describes the efforts to determine the origin of mines or country of origin and Section VII sets forth the steps the Company is taking to continue improving its due diligence process.

Schedule A describes the facilities used to process the Covered Minerals in those In-Scope Components if known to the Company, and Schedule B describes the country of origin of the Covered Minerals in those In-Scope Components if known to the Company.

Section II: Products Containing In-Scope Components and Reasonable Country of Origin

The Company’s equipment operations include three business segments. The production and precision agriculture segment defines, develops, and delivers global equipment and technology solutions for production-scale growers of large grains, small grains, cotton, and sugar. The segment’s main products include large and certain mid-size tractors, combines, cotton pickers, sugarcane harvesters and loaders, and soil preparation, seeding, application and crop care equipment. The small agriculture and turf segment defines, develops, and delivers global equipment and technology solutions for dairy and livestock producers, high-value crop producers, and turf and utility customers. The segment’s primary products include certain mid-size and small tractors, as well as hay and forage equipment, riding and commercial lawn equipment, golf course equipment, and utility vehicles. The construction and forestry segment defines, develops, and delivers a broad range of machines and technology solutions organized along earthmoving, forestry and roadbuilding production systems. The segment’s primary products include crawler dozers and loaders, four-wheel-drive loaders, excavators, skid-steer loaders, milling machines, and log harvesters.

As a result of the due diligence procedures described in Section IV below, the Company believes the equipment products described above contain In-Scope Components.

John Deere conducted a good faith RCOI to determine whether conflict minerals found in its products may have originated in the Covered Countries and did not come from recycled or scrap sources. John Deere used the CMRT to obtain information regarding the smelters and refiners that provide materials to its supply chain. John Deere received responses from suppliers representing 96% of the volume for In-Scope Components that may contain conflict minerals.  Based on the RCOI, the Company believes that some of the conflict minerals necessary to the production or functionality of its equipment manufactured in the Reporting Period may have originated in the Covered Countries and may not be from recycled or scrap sources (the “Covered Minerals”).

Section III: Design Due Diligence Framework

John Deere’s conflict minerals due diligence management system is designed in conformance with the OECD Guidelines.  The OECD Guidelines are the framework for a risk-based approach to due diligence for responsible supply chains of conflict minerals.  John Deere follows this framework through the steps identified in Section IV.

Section IV: Due Diligence Measures Performed

Establish Strong Company Management System

The Company’s Conflict Minerals Policy establishes the principles regarding the responsible sourcing of conflict minerals against which the Company can assess itself and its suppliers. To enforce the Conflict Minerals Policy, the Company has put in place internal supply management systems and controls. The Company’s management structure consists of three levels of oversight.

In accordance with the OECD Guidelines, at the top of the management structure is an executive sponsor. The executive sponsor is a member of the Company’s senior management team. The second level of management is a steering committee comprised of executive-level officers and managers from the following functions: supply management, environmental, energy and product sustainability, electronic solutions, and legal. This committee provided guidance and oversight to the third level of the management system for conflict minerals. The third level of the management system is a team of subject matter experts (“CM Team”) from relevant functions within the Company, including supply management, environmental, quality, information technology, internal audit, and legal. The CM Team is responsible for implementing the Company’s due diligence procedures. In accordance with the Company’s Conflict Minerals Policy and the OECD Guidelines, the Company will maintain, and will require In-Scope Suppliers (as defined below) to maintain, conflict minerals records for five years.

Identify and Assess Risks in the Supply Chain

Due to the size and complexity of John Deere’s global supply chain as well as its considerable number of suppliers, products, parts and components, a process was developed to assess and remove parts not containing conflict minerals from the inquiry. The RCOI pertains only to suppliers with In-Scope Components (“In-Scope Suppliers”) introduced into John Deere’s supply chain during the Reporting Period. In-Scope Components include all parts in Material Group Codes that could potentially contain conflict minerals (Tin, Tungsten, Tantalum, or Gold). Parts, components, or products not containing conflict minerals were excluded from further inquiry.

The Company’s RCOI is comprised of three processes:  the first collects information on the Company’s equipment components (“Equipment Survey”); the second collects information on the Company’s electronics components (“Electronics Survey”); and the third collects information on the Company’s after-market parts division (“All-Makes Survey” and, collectively with the Equipment Survey and the Electronics Survey, the “Surveys”). In each case, the survey covers In-Scope Suppliers of In-Scope Components during the Reporting Period.

The Equipment Survey randomly selected In-Scope Suppliers based on volume of In-Scope Components provided to the Company during the Reporting Period. These suppliers were then ranked based on the total volume of In-Scope Components supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high volume (supplying 80 percent of In-Scope Components), mid-volume (supplying 15 percent of In-Scope Components), and low volume (supplying 5 percent of In-Scope Components). The In-Scope Suppliers were then randomly selected from these groups such that the survey covered a minimum of 80 percent of volume from the high-volume group, 18 percent of volume from the mid-volume group and 2 percent of volume from the low-volume group. The All-Makes Survey followed a similar selection process to the Equipment Survey.

The Electronics Survey randomly selected In-Scope Suppliers based on volume of In-Scope Components provided to the Company during the Reporting Period. These suppliers were then ranked based on the total volume of In-Scope Components supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high- volume (supplying 98 percent of In-Scope Components) and low-volume (supplying 2 percent of In-Scope Components). The In-Scope Suppliers were then randomly selected from these groups such that the survey covered 100 percent of volume from the high-volume group and 15 percent of suppliers from the low-volume group. The selection process for the Electronics Survey accounts for the greater predominance of In-Scope Components in electronic components.

Design and Implement a Strategy to Respond to Identified Risks

The Company has established and implemented a strategy to respond to risks identified in its supply chain. A steering team was apprised of any concerns identified during the conflict minerals compliance process including actual and potential risks and any red flags identified in the supply chain related to conflict minerals.  The executive officer signing the Company’s Form SD is also informed on the Company’s conflict minerals process and status including its survey to the supply chain, design of the due diligence process, and results of the due diligence activities completed.

Suppliers that have submitted smelters that are not fully compliant (smelters of interest) with the Responsible Minerals Assurance Process (“RMAP”) (formerly the Conflict-Free Smelter Program) are requested to review those smelters and modify their sourcing actions to either discontinue use of the smelters or assure the smelters become compliant.  Suppliers that do not respond to the conflict minerals survey are required to complete the survey in the following year’s conflict minerals campaign. If suppliers continue to not respond, they are moved to high risk in the Company’s Supply Chain Risk Management system and required to complete corrective actions to remediate the situation.  Failure to complete the corrective actions may lead to termination of our business relationship.

Carry out Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company collected conflict minerals data from the identified In-Scope Suppliers for each unique part supplied to the Company during the Reporting Period. Each In-Scope Supplier surveyed was required to make part-specific or company-specific declarations to the Company. The Surveys used the standard industry reporting template, the CMRT, published by the Responsible Minerals Initiative (“RMI”), to review conflict minerals risk within the supply chain and identify smelters of origin. The Company used its proprietary software system to conduct the Equipment Survey. The system enabled the Company to communicate with In-Scope Suppliers, to make an initial risk assessment, and to assist In-Scope Suppliers in completing the CMRT accurately. The Company used other tools and resources to conduct the Electronics Survey and All-Makes Survey in a manner aligned with the approach of the Equipment Survey.

In all cases, In-Scope Suppliers were asked to complete the survey within eight weeks after receipt of the request. Additionally, In-Scope Suppliers were required to automatically update their responses with a new CMRT should an In-Scope Component that is the subject of a CMRT change during the Reporting Period. In accordance with the OECD Guidelines, the Company relies on third party audits by RMAP to validate the conflict free status of mineral smelters.

The Equipment Survey yielded complete CMRTs from approximately 82 percent of the In-Scope Suppliers surveyed, representing approximately 99 percent of the In-Scope Component volume from those suppliers. The Electronics Survey received complete CMRTs from approximately 91 percent of the In-Scope Suppliers surveyed, representing approximately 87 percent of the In-Scope Component volume from the In-Scope Components of those suppliers. The All-Makes Survey received complete CMRTs from approximately 71 percent of the In-Scope Suppliers surveyed, representing approximately 96 percent of the In-Scope Component volume from these suppliers. On a combined basis, the Company received complete CMRTs from approximately 83 percent of its In-Scope Suppliers surveyed, representing approximately 96 percent of the Company’s In-Scope Component volume from these suppliers.

The CM Team evaluated the CMRTs and assessed a risk level for each In-Scope Supplier response. The risk evaluation was based on the risks outlined in the OECD Guidelines. Based on the risk evaluation, the CM Team determined whether further due diligence was required on any In-Scope Supplier. The CM Team contacted certain In-Scope Suppliers to verify the information provided on the CMRT. Suppliers conduct similar conflict minerals campaigns with their supply base, and the Company understands it can take multiple tiers of suppliers to get to the smelter source material.  Based on the timing of the Company’s campaign and the data collection, smelter information reported can be 12 to 24 months delayed.

Report on Supply Chain Diligence

In accordance with the SEC Rule and the OECD Guidelines, this Conflict Minerals Report is available on the Company’s website at https://investor.deere.com/governance/. The Company’s Conflict Minerals Policy is available on its website at https://investor.deere.com/governance/. Information contained on the Company’s website or otherwise actively linked to this Conflict Minerals Report is not part of, nor incorporated by reference into, this Conflict Minerals Report or the Company’s Form SD.

Section V: Due Diligence Results

The Company is a member of RMI and supports its effort to ensure smelters are compliant as conflict-free, including the RMAP that identifies smelters and refiners having systems in place to assure sourcing of conflict free materials.

The Company relies on its suppliers to provide information on the origin of conflict minerals contained in the material supplied to the Company. In turn, those suppliers are reliant on the information supplied by their suppliers.  The responses received from the Company’s campaign survey identified 453 unique smelters identified by RMAP of which 367, or approximately 81%, were validated as conformant or in process under RMAP as of April 1, 2023.  Fifty-four of the smelters have discontinued operations or are not identified as smelters, and 29 or approximately 6% are non-conformant. The due diligence process has been initiated regarding all smelters not validated as conformant.

The Company intends to continue its due diligence efforts on its conflict minerals supply chain. The Company’s due diligence procedures will continue to develop by engaging In-Scope Suppliers to improve transparency throughout the supply chain. In accordance with the Company’s Conflict Minerals Policy, it will continue incorporating conflict minerals obligations into its supplier contracts. The Company continued to incorporate the Conflict Minerals Supplier Response into the supplier evaluation process. The Company’s due diligence procedures also support the continuing enforcement of its Conflict Minerals Policy and its Supplier Code of Conduct.

Section VI: Efforts to Determine Mine or Country of Origin

John Deere’s efforts to determine the origin of mines or country of origin of the conflict minerals in its supply chain include maintaining membership with RMI and supporting RMI efforts for smelter validation and process due diligence.  The Company will continue to implement due diligence measures for its supply base and require applicable suppliers to submit CMRT information.

Section VII: Steps Taken to Mitigate Risks

John Deere is taking the following steps to continue to improve its due diligence process:

●	Expand the due diligence process to better cover our Wirtgen operations, Electronics, and All-Makes survey campaigns;
●	Continue working with RMI to expand the smelters and refiners that are participating in and are compliant with the RMAP process;
●	Continue requiring direct material suppliers to acknowledge our Supplier Code of Conduct and support the Conflict Minerals process; and
●	Encourage suppliers that utilize smelters of conflict minerals to assure they are using validated smelters whenever possible.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the section entitled “Introduction and Company Overview” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risk and uncertainties that could cause actual results to differ materially.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Examples of forward-looking statements include statements relating to the Company’s ability to effectively continue its due diligence efforts on the conflict minerals in its supply chain, ability to require the Company’s suppliers to acknowledge and comply with the Company’s supplier policies and due diligence processes and the Company’s ability to implement future due diligence processes effectively.  Except as required by law, the Company undertakes no obligation to update or revise its forward-looking statements. Further information concerning the Company and its businesses, including factors that could materially affect the Company’s compliance with governmental regulations, is included in Company’s other filings with the SEC (including, but not limited to, the risk factors discussed in Item 1A. “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent Quarterly Reports on Form 10-Q).

Schedule A

Facilities Known to process Covered Minerals during the Reporting Period

Mineral	Smelter Name	Reported to Deere
Gold (Au)	8853 S.p.A.	ITALY
Gold (Au)	ABC Refinery Pty Ltd.	AUSTRALIA
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	Agosi AG	GERMANY
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold (Au)	Albino Mountinho Lda.	PORTUGAL
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	Augmont Enterprises Private Limited	INDIA
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND

Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY
Gold (Au)	Dongwu Gold Group	CHINA
Gold (Au)	Dowa	JAPAN
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Gold by Gold Colombia	COLOMBIA
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hang Seng Technology	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold (Au)	Hung Cheong Metal Manufacturing Limited	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold (Au)	Industrial Refining Company	BELGIUM
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	JALAN & Company	INDIA
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Gold (Au)	Jinlong Copper Co., Ltd.	CHINA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	K.A. Rasmussen	NORWAY
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Kundan Care Products Ltd.	INDIA
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold (Au)	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Marsam Metals	BRAZIL
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	MD Overseas	INDIA

Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MKS PAMP SA	SWITZERLAND
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	Nyrstar Metals	UNITED STATES OF AMERICA
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold (Au)	Royal Canadian Mint	CANADA

Gold (Au)	SAAMP	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	SAFINA A.S.	CZECHIA
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Gold (Au)	Sellem Industries Ltd.	MAURITANIA
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold (Au)	Shandong Gold Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold (Au)	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Sino-Platinum Metals Co., Ltd.	CHINA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Sovereign Metals	INDIA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Suzhou Hua Fugui Metal Co., Ltd.	Unknown
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN

Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	TSK Pretech	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Universal Precious Metals Refining Zambia	ZAMBIA
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Value Trading	BELGIUM
Gold (Au)	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold (Au)	WEEEREFINING	FRANCE
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Wuzhong Group	CHINA
Gold (Au)	Yamakin Co., Ltd.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold (Au)	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold (Au)	Zhuzhou Smelting Group Co., Ltd	CHINA
Tantalum (Ta)	5D Production OU	ESTONIA
Tantalum (Ta)	AMG Brasil	BRAZIL
Tantalum (Ta)	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum (Ta)	KEMET de Mexico	MEXICO
Tantalum (Ta)	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tantalum (Ta)	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Tantalum (Ta)	TANIOBIS Co., Ltd.	THAILAND
Tantalum (Ta)	TANIOBIS GmbH	GERMANY
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Aurubis Beerse	BELGIUM
Tin (Sn)	Aurubis Berango	SPAIN
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	Chofu Works	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin (Sn)	CRM Synergies	SPAIN
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin (Sn)	Dowa	JAPAN

Tin (Sn)	DS Myanmar	MYANMAR
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxi Group Corp.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin (Sn)	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin (Sn)	Guangxi Nonferrous Metals Group	CHINA
Tin (Sn)	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin (Sn)	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin (Sn)	LIAN JING	CHINA
Tin (Sn)	Luna Smelter, Ltd.	RWANDA
Tin (Sn)	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Materials Eco-Refining Co., Ltd.	JAPAN
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tin (Sn)	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL

Tin (Sn)	Ming Li Jia smelt Metal Factory	CHINA
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA
Tin (Sn)	PT Masbro Alam Stania	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Rajehan Ariq	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA

Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin (Sn)	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin (Sn)	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin (Sn)	Sigma Tin Alloy Co., Ltd.	CHINA
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	TIN PLATING GEJIU	CHINA
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin (Sn)	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	VQB Mineral and Trading Group JSC	VIET NAM
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin (Sn)	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin (Sn)	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin (Sn)	XURI	CHINA
Tin (Sn)	Yifeng Tin	CHINA
Tin (Sn)	Yuecheng Tin Co., Ltd.	CHINA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	CHINA
Tin (Sn)	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin (Sn)	Yunnan Industrial Co., Ltd.	CHINA
Tin (Sn)	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	A.L.M.T. Corp.	JAPAN

Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten (W)	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Tungsten (W)	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten (W)	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten (W)	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten (W)	LLC Vostok	RUSSIAN FEDERATION
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Masan High-Tech Materials	VIET NAM
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten (W)	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten (W)	OOO “Technolom” 2	RUSSIAN FEDERATION

Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten (W)	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA

Schedule B

Countries of Origin

Andorra
Australia
Austria
Belgium
Bolivia (plurinational state of)
Brazil
Canada
Chile
China
Colombia
Czechia
Estonia
France
Germany
Ghana
India
Indonesia
Italy
Japan
Kazakhstan
Korea, republic of
Kyrgyzstan
Lithuania
Malaysia
Mauritania
Mexico
Myanmar
Netherlands
New zealand
North macedonia, republic of
Norway
Peru
Philippines
Poland
Portugal
Russian federation
Rwanda
Saudi arabia
Singapore

South africa
Spain
Sudan
Sweden
Switzerland
Taiwan, province of china
Thailand
Turkey
Uganda
United arab emirates
United states of america
Unknown
Uzbekistan
Viet nam
Zambia
Zimbabwe